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                                 EXHIBIT 23(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Members of GE Harris Railway Electronics, L.L.C.

     We consent to the incorporation by reference in the following registration statements of Harris Corporation of our report dated February 10, 1999, with respect to the consolidated balance sheets of GE Harris Railway Electronics, L.L.C. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive income, members' equity and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the July 2, 1999 Annual Report on Form 10-K of Harris Corporation.

Form S-8  No. 2-74551     Harris Corporation 1981 Stock Option Plan for Key
                          Employees
Form S-8  No. 33-50169    Harris Corporation Retirement Plan
Form S-8  Nos. 33-37969;  Harris Corporation Stock Incentive Plan
          33-51171; and
          333-7985
Form S-3  No. 333-03111   Harris Corporation Debt Securities
Form S-8  No. 333-01747   Lanier Worldwide, Inc. Savings Incentive Plan
Form S-3  No. 333-66241   Harris Corporation Debt Securities

                                            /s/ KPMG LLP

Orlando, Florida
September 10, 1999